UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 26, 2010
Date of report (Date of earliest event reported)

RIDGEWOOD ELECTRIC POWER TRUST III
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23432	22-3264565
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

1314 King Street, Wilmington, DE (Address of Principal Executive Offices)		19801 (Zip Code)

(302) 888-7444
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Introduction

By letter dated July 29, 2010, a copy of which is filed as an exhibit to this report, Ridgewood Renewable Power, LLC informed the shareholders of Ridgewood Electric Power Trust III (“Trust III”), Ridgewood Electric Power Trust IV (“Trust IV”), Ridgewood Electric Power Trust I (“Trust I”) and Ridgewood Power B Fund/Providence Expansion (“B Fund”, and together with Trust I, Trust III and Trust IV, collectively referred to as the “Trusts”) that, on July 26, 2010, the Trusts and MIP II Biopower LLC (“MIP”), entered into an Interest Purchase Agreement whereby:

•	The Trusts will sell to MIP the landfill-gas business located in Rhode Island and jointly owned by the Trusts (the “Providence Project”); and

•	Trust I will sell to MIP its wholly owned landfill-gas business located in California (the “Olinda Project”, and together with the Providence Project, collectively referred to as the “Projects”),

for a combined purchase price of $25 million, subject to certain adjustments (the “Sale”). MIP is a newly organized Delaware limited liability company. MIP has received equity commitments from Macquarie Infrastructure Partners II U.S., L.P. and Macquarie Infrastructure Partners II International, L.P., which are unlisted infrastructure funds sponsored and managed by the Macquarie Group, a global provider of banking, financial, advisory, investment and fund management services based in Sydney, Australia.

Certain terms used in this report and not otherwise defined herein have the meanings given to them in the Interest Purchase Agreement.

Additional parties to the Interest Purchase Agreement include:

•	Ridgewood Olinda, LLC, as an additional Seller under the agreement:

•	Ridgewood Renewable Power, LLC, solely in its capacity as Sellers’ Representative: and

•	Brea Parent 2007, LLC, Rhode Island LFG Genco, LLC, Ridgewood Renewable Power, LLC and Ridgewood Power Management LLC (“RPM”), an affiliate of the Managing Shareholder, solely with respect to certain exclusivity terms concerning restrictions on the solicitation, discussion and negotiation of third-party alternative transaction proposals.

Ownership and Organization

The Trusts collectively own, directly or indirectly, all of the outstanding membership interests in Rhode Island LFG Genco, LLC, a Delaware limited liability company (“RILG”), which together with its wholly owned subsidiaries own the Providence Project. Trust I’s ownership interest in Brea Parent 2007, LLC, a Delaware limited liability company (“Brea”) is held through its 100% ownership of Ridgewood Olinda, LLC, a Delaware limited liability company. RILG is owned 6.8% by Trust I, 19.6% by Trust III, 35.2% by Trust IV and 38.4% by B Fund. The Olinda Project is owned directly and indirectly by Brea.

Each of the Trusts is a Delaware trust. Ridgewood Renewable Power, LLC, a New Jersey limited liability company (the “Managing Shareholder” or “Ridgewood Renewable Power”), serves as the managing shareholder for each of the Trusts. The Managing Shareholder is controlled by Robert E. Swanson, who is the manager, chairman, and, together with his family trusts, owns all of the membership interests of the Managing Shareholder.

Interest Purchase Agreement

Pursuant to the Interest Purchase Agreement, the Trusts will sell to MIP 100% of their respective membership interests in RILG, and Trust I will sell to MIP 100% of its membership interests in Brea. As contemplated, the Sale represents a sale of all, or substantially all, of the assets of each of the Trusts.

The Sale is subject to various terms and conditions set forth in the Interest Purchase Agreement, including, but not limited to, the terms and conditions described below:

Purchase Price Adjustments

Under the Interest Purchase Agreement, MIP has agreed to pay a combined purchase price of $25 million: $7.5 million for the Olinda Project and $17.5 million for the Providence Project, subject to the following adjustments:

•	plus the Working Capital of RILG and Brea and their respective subsidiaries, which may be a negative amount;

•	minus the Indebtedness of RILG and Brea and their respective subsidiaries;

•	plus a Swap Rate Adjustment, which may be a negative amount;

•	minus the Retention Amount payable by MIP under the Employee Transfer Agreement; and

•	minus Selling Expenses incurred by RILG and Brea and their respective subsidiaries.

The Swap Rate Adjustment provides that the purchase price will be increased or decreased to account for changes in the Swap Rate between July 15, 2010 and the closing date of the Sale. The adjustment will not increase or decrease the combined purchase price by more than $5 million. If the Swap Rate increases such that the Swap Rate Adjustment would, but for this limit, result in a decrease in the combined purchase price of more than $5 million, MIP would have the right to terminate the Interest Purchase Agreement.

Representations and Warranties; Covenants

The Interest Purchase Agreement contains customary representations, warranties and covenants. In addition, the Interest Purchase Agreement contains an “exclusivity” provision restricting the ability of each of the Trusts, RILG, Brea, Ridgewood Renewable Power and RPM to solicit alternative transaction proposals from, provide information to, or engage in discussions or negotiations with, any third party with respect to the ownership of the Projects. The exclusivity provision is subject to a “fiduciary out” provision that allows the Managing Shareholder, under specified circumstances, and in compliance with specified obligations, to provide information and participate in discussions and negotiations with respect to unsolicited alternative transaction proposals from third parties at any time prior to obtaining the shareholder approvals required for the Sale.

Indemnification

The Interest Purchase Agreement contains indemnification provisions obligating the Trusts under the Interest Purchase Agreement to indemnify MIP for:

•	breaches of representations, warranties, covenants and agreements;

•	Indebtedness or Selling Expenses incurred by the Trusts or certain of their affiliates; and

•	certain matters relating to the Employee Transfer Agreement (described below under “Employee Transfer Agreement”).

In connection with specified indemnification obligations of the Trusts, MIP will hold back $5 million of the aggregate purchase price for a period of 9 months after the closing of the Sale. This holdback amount is comprised of $2 million from the portion of the purchase price related to the Olinda Project and $3 million from the portion related to the Providence Project. This holdback amount also will be used to pay any amounts owed by the Trusts to MIP once the Final Purchase Price is determined after the closing in accordance with the Interest Purchase Agreement.

MIP is obligated to indemnify each Trust for breaches of MIP’s representations, warranties, covenants and agreements under the Interest Purchase Agreement.

In no event will MIP be subject to liability in excess of the Purchase Price for all losses or damages relating to or arising out of the Interest Purchase Agreement or the Sale. The Trusts’ liability for breaches of representations and warranties in the Interest Purchase Agreement is limited to the Purchase Price.

Closing Conditions

The closing of the Sale is subject to specified conditions, including, but not limited to:

•	the Trust’s obtaining approval of the Sale by a majority of the shares of each of the Trusts;

•	obtaining required consents and approvals, including orders required to be issued by the Federal Energy Regulatory Commission;

•	MIP obtaining debt financing for the development and expansion of the Projects;

•	The aggregate costs, benefits and commitments, security or other credit support to be incurred or received by, or provided to, MIP under specified agreements, arrangements and grants are no less favorable to MIP, in the aggregate, than the aggregate costs, benefits or commitments, security or other credit support estimated by the Trusts.

•	the execution and delivery of certain related agreements, including certain employment agreements with officers of the Managing Shareholder and a transition services agreement with RPM.

The Managing Shareholder anticipates that the Sale will occur in November or December 2010. However, no assurance can be given that the Sale will occur at all, or that if it does occur, that it will occur during the time anticipated by the Managing Shareholder.

Termination; Termination Fee

The Interest Purchase Agreement may be terminated by MIP and/or Ridgewood Renewable Power (on behalf of the Trusts) as follows:

•	By MIP and Ridgewood Renewable Power by mutual consent prior to the closing of Sale;

•	By either MIP or Ridgewood Renewable Power: (i) as a result of the other party’s breach of any of its representations, warranties, covenants or agreements, the closing conditions related to the accuracy of or compliance with such representations, warranties, covenants and agreements would not be satisfied; (ii) if the closing of the Sale does not occur by December 31, 2010; (iii) if the closing of the Sale is permanently restrained, enjoined or otherwise prohibited by a court of competent jurisdiction; (iv) if the transactions contemplated by the Sale are restrained, enjoined or prohibited by the enactment of legislation; or (v) if shareholder approval for the Sale is not obtained for any of the Trusts within 30 days after the consent solicitation statements for the respective Trusts are sent to their shareholders.

•	By Ridgewood Renewable Power as a result of the receipt and acceptance by the Trusts of a superior alternative transaction proposal from a third party.

•	By MIP if: (i) Ridgewood Renewable Power does not include in, or withdraws from, the consent solicitation statements sent to shareholders of the Trusts its recommendation to approve the Sale; (ii) Ridgewood Renewable Power approves or recommends an alternative transaction proposal from a third party; (iii) subject to certain exceptions, Ridgewood Renewable Power fails to mail the consent solicitation statements to the shareholders of the Trusts within five (5) business days after the SEC completes its review of, and indicates it has no further comments regarding, the consent solicitation statements filed by Trust III and Trust IV with the SEC; or (iv) the Swap Rate Adjustment would decrease the combined purchase price by more than $5 million.

If the Interest Purchase Agreement is terminated: (i) by either MIP or Ridgewood Renewable Power for the failure to obtain the shareholder approvals required for the Sale and a definitive agreement relating to an alternative transaction proposal is entered into within 12 months after termination of the Interest Purchase Agreement; (ii) by Ridgewood Renewable Power as result of the receipt and acceptance by the Trusts of a superior alternative transaction proposal from a third party; or (iii) by MIP as a result of Ridgewood Renewable Power’s failure to include in, or withdrawal from, the consent solicitation statements sent to shareholders of the Trusts its recommendation to approve the Sale, in each case, the Trusts will be required to pay MIP a termination fee in the amount $1.125 million and reimburse MIP for the reasonable documented out-of-pocket costs, fees and expenses it will have incurred in connection the Sale.

If the Interest Purchase Agreement is terminated because MIP’s lenders will not fund the amounts contemplated by the financing arrangements set forth in the debt financing commitments to be obtained prior to closing and as of such time MIP would otherwise have been obligated to consummate the Sale, then MIP will reimburse the Trusts for (i) 50%, but in no event more than $250,000, of the reasonable documented out-of-pocket costs and expenses they will have incurred under a specified site lease and landfill-gas rights agreement that RILG and one of its affiliates expects to enter into with the Rhode Island Resource Recovery Corporation, the owner and operator of the landfill in connection with the Providence Project, and (ii), as described below under “EPC Contracts”, 50%, but in no event more than $375,000, of the reasonable documented out-of-pocket costs and expenses they will have incurred under the EPC Contracts.

Related Agreements

In connection with, and as contemplated by the Interest Purchase Agreement, the following agreements have been or will be entered into:

Employee Transfer Agreement

Ridgewood Renewable Power, RPM and Ridgewood Energy Corporation have entered into an Employee Transfer Agreement. Pursuant to the Employee Transfer Agreement, MIP will offer employment to certain employees of RPM (the “Acquired Operating Employees”) who are working at the sites of the Projects and permit each Acquired Operating Employee to enroll and become a participant in MIP-sponsored employee benefits plans. In addition, the Employment Transfer Agreement provides that, after the closing of the Sale, Ridgewood Renewable Power or RPM may direct MIP to pay certain identified retention bonuses and severance benefits to the Acquired Operating Employees. If Ridgewood Renewable Energy and/or RPM determine that MIP will not be required to pay to the Acquired Operating Employees the full amount of the retention bonuses and severance benefits, or there are any excess employer matching contributions related to the retention bonuses and severance benefits, MIP will be required to pay to the Trusts an amount equal to the unpaid portion of the retention bonuses and severance benefits or the excess in employer matching contributions.

Transition Services Agreement

Concurrent with the Sale, RPM and MIP will enter into a Transition Services Agreement. Pursuant to the Transition Services Agreement, RPM will agree to provide office space, payroll services, computer and phone services, and accounting and administrative services (including assistance with respect to compliance with debt facilities) to MIP and its affiliates for six months after the closing of the Sale. MIP will pay RPM $100,000 per month for the provision of the services. In addition, RPM will be reimbursed for all documented third-party and out-of-pocket expenses.

Individual Employment Agreements

Concurrent with the Sale, MIP II Greenpower LLC, a Delaware limited liability company and affiliate of MIP, will enter into employment agreements (the “Employment Agreements”) with Randall D. Holmes, the Chief Executive Officer and President of the Managing Shareholder and each of the Trusts, as well as two senior officers of Ridgewood Renewable Power.

EPC Contracts

In connection with the Sale, Brea and RILG will enter, into a separate engineering, procurement and construction contract (the “EPC Contracts”) for the expansion and development of the Projects. The RILG EPC Contract is with DCO Energy, LLC, a New Jersey limited liability company (“DCO-NJ”), and the Brea EPC

Contract is with DCO Energy California, Inc., a New Jersey corporation (“DCO-CA”). Under the EPC Contracts, DCO-NJ and DCO-CA are obligated to design, engineer, procure, construct and provide other services required to complete gas pre-treatment, gas compression, electricity generating facilities, associated emission control systems, general process control systems and other associated equipment and systems to be constructed in connection with the development and expansion of the Projects.

Qualifications and Disclaimers

The description of the terms and provisions of the Interest Purchase Agreement in this report is not complete and is qualified in its entirety by reference to the copy of the agreement filed as an exhibit to this report, which is incorporated herein by reference.

The Interest Purchase Agreement has been included to provide investors with information regarding its terms. The Interest Purchase Agreement, and the description of the agreement, is not intended to provide any other factual information about the parties thereto, the Trusts, or their respective subsidiaries or affiliates. The Interest Purchase Agreement may contain representations and warranties of the parties to the agreement made solely for the benefit of the other parties to the agreement, and used for the purpose of allocating risk between the parties. The assertions embodied in any such representations and warranties are not categorical statements of fact and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Interest Purchase Agreement. While the Trusts do not believe that the disclosure schedules contain non-public information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Interest Purchase Agreement. Moreover, any representations and warranties made by the parties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of July 26, 2010, or such other date or dates as may be specified in the Interest Purchase Agreement, and are subject to more recent developments. Accordingly, any representations and warranties in the Interest Purchase Agreement should not be read in isolation, but only in conjunction with the other information about the parties to the agreement that Trust III and Trust IV include in reports and statements they file with the United States Securities and Exchange Commission (the “SEC”).

Cautionary Statement Regarding Forward-looking Information

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and the “safe harbor” provisions thereof. These forward-looking statements are usually accompanied by the words “anticipates,” “believes,” “plan,” “seek,” “expects,” “intends,” “estimates,” “projects,” “will receive,” “will likely result,” “will continue,” “future,” “would,” “should,” “could” and similar terms and expressions.

These forward-looking statements reflect management’s current views with respect to future events. To make these statements, management of the Trusts has had to make assumptions as to the future. Management has also had to make estimates in some cases about events that have already occurred, and to rely on data that may be found to be inaccurate at a later time. Because these forward-looking statements are based on assumptions, estimates and changeable data, and because any attempt to predict the future is subject to other errors, future results may be materially different from those discussed or anticipated in this report. Some of the events that could cause actual results to differ materially from those anticipated include, among other things, actual transaction costs and expenses varying from estimated amounts.

Forward-looking statements should not be relied upon without considering all of the things that could make them inaccurate. The Trusts undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that may arise after today. All subsequent written or oral forward-looking statements attributable to the Trusts or persons acting on the Trusts’ behalf are expressly qualified in their entirety by this section.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed solicitation material in respect of the Sale. The Sale requires the approval of the shareholders of the Trusts. Trust III and Trust IV expect to file with the SEC a consent solicitation statement to be used by each of Trust III and Trust IV to solicit the approval of its respective shareholders for the Sale. Shareholders of Trust I and B Fund will also receive consent solicitation statements. Trust shareholders are urged to read the consent solicitation statement for each Trust in which they are a shareholder regarding the Sale, if and when it becomes available, and any other relevant documents filed by Trust III and Trust IV with the SEC, as well as any amendments or supplements to the consent solicitation statement, because they will contain important information. Shareholders can obtain free copies of any such materials (including any consent solicitation statement) filed by Trust III and Trust IV with the SEC, as well as other filings made by Trust III or Trust IV containing information about Trust III and Trust IV, respectively, at the SEC’s Internet Site (http://www.sec.gov). Trust III and Trust IV will also provide copies of any such consent solicitation statement and other information filed with the SEC to any shareholder, at the actual cost of reproduction, upon written request to Daniel V. Gulino, Senior Vice President and General Counsel, at 14 Philips Parkway, Montvale, New Jersey 07645 or via telephone at (201) 447-9000.

Participants in Solicitation

The Trusts and Ridgewood Renewable Power, as Managing Shareholder of the Trusts, and each Trust’s executive officers may be deemed, under SEC rules, to be participants in the solicitation of consents from shareholders of Trust III and Trust IV with respect to the Sale. Information regarding the officers of the Trusts, including direct or indirect interests in the Sale, by securities holdings or otherwise, will be set forth in a definitive consent solicitation statement that will be filed by Trust III and Trust IV with the SEC and mailed to shareholders of the Trusts in the event that shareholder approval of the Sale is sought.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Title

2.1	Interest Purchase Agreement dated as of July 26, 2010
99.1	Letter to Shareholders dated July 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST III

Date: July 29, 2010	By: /s/ Jeffrey H. Strasberg Name: Jeffrey H. Strasberg Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Title

2.1	Interest Purchase Agreement dated as of July 26, 2010
99.1	Letter to Shareholders dated July 29, 2010.